EXHIBIT 99

Contact:

For investors	—	Mona Zeehandelaar – phone: 215 231.1674 email: mona.zeehandelaar@radianmi.com

For the media	—	Emily Riley – phone: 215 231.1328 email: emily.riley@radianmi.com

Radian Reports First Quarter 2003 Earnings of $104.8 Million

PHILADELPHIA, Pa., April 16, 2003 — Radian Group Inc. (NYSE: RDN) today reported net income of $104.8 million for the first quarter of 2003, compared to $103.9 million in the first quarter of 2002. Net income per share was $1.11, compared to $1.08 in the first quarter of 2002.

Premiums written in the first quarter were $252.4 million, up 12% compared to $224.6 million in the first quarter of 2002. Mortgage insurance accounted for 65% of this total, while financial guaranty business represented 35%. Premiums earned in the first quarter were $226.1 million, an increase of 8% compared to $209.2 million in 2002. Net investment income for the quarter was $46.7 million, up from $42.8 million a year ago.

“In a challenging environment, Radian’s businesses delivered fundamental growth,” said Chairman and Chief Executive Officer Frank P. Filipps. “Our solid performance demonstrates the strength of our brand and focus on our diversified business strategy, and we remain committed to maintaining a strong, flexible balance sheet.”

Financial Guaranty

Financial guaranty net premiums written for the quarter were $87.6 million, compared to $62.6 million a year ago, which was led by significant new writings in the public finance reinsurance and structured product areas. Net premiums earned were $58.1 million, compared to $40.2 million last year. Insured net debt service outstanding at December 31, 2002 was $109.0 billion, compared to $100.3 billion a year ago.

Mortgage Insurance

New primary mortgage insurance written in the quarter was $21.3 billion, including $10.7 billion of structured mortgage insurance, compared to $13.9 billion in the first quarter of 2002. Primary mortgage insurance-in-force was $119.0 billion at March 31, 2002, compared to $111.3 billion a year ago. The delinquency rate on primary loans was 3.85%, compared to 4.06% at December 31, 2002, and 3.39% a year ago.

Mortgage Services

Net income per share for the fourth quarter included $0.09 per share from Radian’s mortgage services businesses, primarily C-BASS and Sherman Financial, compared to $0.11 per share for the same period last year.

Radian will hold a conference call to discuss the company’s first quarter results on Thursday, April 17, 2003, at 9:00 a.m. Eastern time. This call will be broadcast live over the Internet at http://www.firstcallevents.com/service/ajwz377468085gf12.html. A replay of the call will be available at this site approximately two hours after the live broadcast ends. Other statistical and financial information that is expected to be referred to during the conference call is available on Radian’s website at http://www.radiangroupinc.com/RadianGroup/grp_invest_conf.asp

Radian Group Inc. is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian’s subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and mortgage services. Additional information may be found at http://www.radiangroupinc.com

The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to, the following risks: changes in the business practices of Fannie Mae and Freddie Mac; general economic developments such as extended national or regional economic recessions (or expansions), changes in housing values, interest rate changes or volatility; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of significant customers with whom Radian has a concentration of its insurance in force; the potential for more severe or more frequent losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; intense competition from others and from alternative products to private mortgage insurance and financial guaranty insurance; legislative and regulatory changes affecting demand for private mortgage insurance and financial guaranty insurance; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; and changes in Radian’s ability to maintain sufficient reinsurance capacity in an increasingly concentrated reinsurance market. Investors are also directed to other risks discussed in documents filed by Radian with the Securities and Exchange Commission.

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Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31	December 31	March 31
(Thousands of dollars, except share data)	2003	2002	2002
Assets:
Cash and investments	$4,569,608	$4,222,296	$3,738,487
Investments in affiliates	253,027	259,120	203,197
Deferred policy acquisition costs	195,481	183,587	157,924
Prepaid federal income taxes	280,236	294,136	326,514
Other assets	490,555	434,266	406,634

Total assets	$5,788,907	$5,393,405	$4,832,756

Liabilities and stockholders’ equity:
Unearned premiums	$643,904	$618,050	$528,041
Reserve for losses	632,896	624,577	593,685
Short-term and long-term debt	717,237	544,145	544,093
Deferred federal income taxes	604,545	570,279	457,576
Other liabilities	358,007	282,919	258,578

Total liabilities	2,956,589	2,639,970	2,381,973

Preferred stock	$—	$—	40,000

Common stock	95	95	95
Additional paid-in capital	1,176,320	1,186,830	1,215,529
Retained earnings	1,611,036	1,508,138	1,194,803
Accumulated other comprehensive income	44,867	58,372	356

Total common stockholders’ equity	2,832,318	2,753,435	2,410,783

Total liabilities and stockholders’ equity	$5,788,907	$5,393,405	$4,832,756

Book value per share	$30.36	$29.42	$25.53

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

	Quarter Ended March 31
	2003	2002
(Thousands of dollars, except share data)

Revenues:
Net premiums written	$252,360	$224,638

Premiums earned	226,129	209,189
Net investment income	46,672	42,753
Equity in net income of affiliates	14,888	18,620
Other income	14,557	11,282

Total revenues	302,246	281,844

Expenses:

Provision for losses	67,758	57,427
Policy acquisition costs	31,017	23,447
Other operating expenses	44,441	44,745
Interest expense	8,584	7,154

Total expenses	151,800	132,773

Gains and losses:
Net gains on disposition of investments	4,025	621
Change in fair value of derivative instruments	(7,898)	(3,242)

Net gain and losses	(3,873)	(2,621)

Pretax income	146,573	146,450
Provision for income taxes	41,801	42,517

Net income	$104,772	$103,933

Dividends to preferred stockholder	0	825

Net income available to common stockholders	$104,772	$103,108

Net income per share	$1.11	$1.08

Weighted average shares outstanding (in thousands)	94,297	95,881

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2003

(Thousands of dollars)	Mortgage Insurance	Mortgage Services	Financial Guaranty	Total
Net premiums written	$164,772		$87,588	$252,360

Premiums earned	$168,032		$58,097	$226,129
Net investment income	27,829	$34	18,809	46,672
Equity in net income (loss) of affiliates	—	14,944	(56)	14,888
Other income	6,599	6,361	1,597	14,557

Total revenues	202,460	21,339	78,447	302,246

Expenses
Provision for losses	54,167	—	13,591	67,758
Policy acquisition costs	17,479	—	13,538	31,017
Other operating expenses	29,408	7,161	7,872	44,441
Interest expense	5,100	612	2,872	8,584

Total expenses	106,154	7,773	37,873	151,800

Gains and losses
Net gains on disposition of investments	390	119	3,516	4,025
Change in fair value of derivative instruments	(3,584)	—	(4,314)	(7,898)

Net gain and losses	(3,194)	119	(798)	(3,873)

Pretax income	93,112	13,685	39,776	146,573

Income tax provision	25,454	5,474	10,873	41,801

Net income	$67,658	$8,211	$28,903	$104,772

Assets	$3,590,043	$253,591	$1,945,273	$5,788,907
Deferred policy acquisition costs	74,931		120,550	195,481
Reserve for losses	484,069		148,827	632,896
Unearned premiums	108,592		535,312	643,904
Equity	1,682,784	201,884	947,650	2,832,318

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2003

(Thousands of dollars, except ratios)	Quarter Ended March 31
	2003	2002
New insurance written-flow ($millions)	10,589	9,059
New insurance written-structured ($millions)	10,687	4,804
Total primary new insurance written	21,276	13,863
Primary risk written ($millions)	5,384	3,591
Pool risk written ($millions)	63	86
Direct claims paid ($thousands)
Prime	24,064	20,026
Non-Prime:
Alt A	8,608	4,639
A Minus and below	13,935	6,339
Seconds	6,706	5,965

Total	53,313	36,969

Average claim paid	25.0	26.5

Loss ratio – GAAP Basis	32.2%	26.7%
Expense ratio – GAAP Basis	27.9%	26.3%
	60.1%	53.0%
Persistency (twelve months ended March 31)	56.5%	59.5%
Percentage of primary new insurance written:
Monthlies	94%	99%
Refinances	55%	39%
95% LTV and above	14%	37%
ARMs	49%	19%

	March 31 2003	December 31 2002	March 31 2002
Direct primary insurance in force ($millions)	119,036	110,273	111,297
Direct primary risk in force ($millions)	27,302	26,273	26,715
GSE pool risk in force ($millions)	1,215	1,218	1,224
Total pool risk in force ($millions)	1,860	1,732	1,723
Primary insurance:
Prime
Number of insured loans	690,647	698,910	763,990
Number of loans in default	20,452	21,483	20,244
Percentage of loans in default	2.96%	3.07%	2.65%

Non-Prime:
Alt A
Number of insured loans	109,907	102,839	74,085
Number of loans in default	4,844	5,300	3,240
Percentage of loans in default	4.41%	5.15%	4.37%

A Minus and below
Number of insured loans	107,181	79,871	70,532
Number of loans in default	9,694	9,005	7,353
Percentage of loans in default	9.04%	11.27%	10.43%
Total Prime and Non-Prime
Number of insured loans	907,735	881,620	908,607
Number of loans in default	34,990	35,788	30,837
Percentage of loans in default	3.85%	4.06%	3.39%

Pool insurance:
Number of insured loans	599,255	593,405	792,059
Number of loans in default	6,040	6,554	7,752
Percentage of loans in default	1.01%	1.10%	0.98%

Risk to capital ratio	11.6:1	11.5:1	13.7:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2003

(Thousands of dollars, except ratios)	Quarter Ended March 31
	2003	2002
Net Premiums Written:
Public direct	10,268	14,584
Public reinsurance	23,531	15,982
Structured direct	17,810	8,015
Structured reinsurance	14,368	15,714
Trade credit	21,611	8,281

	87,588	62,576

Net Premiums Earned:
Public direct	3,887	3,519
Public reinsurance	11,078	7,665
Structured direct	18,412	6,555
Structured reinsurance	12,283	15,040
Trade credit	12,437	7,371

	58,097	40,150

Loss ratio	23.4%	30.7%
Expense ratio	36.9%	41.3%

	60.3%	72.0%

Refundings included in earned premium	1,609	639

	March 31	December 31	March 31
	2003	2002	2002
Capital and surplus	638,619	581,185	485,746
Contingency reserve	299,373	319,648	327,357

Qualified statutory capital	937,992	900,833	813,103

Unearned premium reserve	637,106	604,942	521,931
Loss and loss expense reserve	89,057	84,096	63,719

Total policyholders’ reserves	1,664,155	1,589,871	1,398,753

Present value of installment premiums	433,751	400,140	363,843
Reinsurance and soft capital facilities	125,000	165,000	155,000

Total claims paying resources	2,222,906	2,155,011	1,917,596

Net debt service outstanding	108,985,797	104,755,801	100,330,870

Capital leverage ratio (1)	116	116	123
Claims paying leverage ratio (2)	49	49	52

(1)	Net debt service outstanding divided by qualified statutory capital
(2)	Net debt service outstanding divided by total claims paying resources